Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.59

PAI SHIELD LICENSE AND IMPLEMENTATION STATEMENT OF WORK

This Statement of Work-II (“SOW-II”) forms part of, and is subject to and governed by the terms and condition of, the Master Services Agreement between PayPay Corporation (“PayPay” or “Customer”) and Paytm Labs Inc. (“Paytm” or “Supplier’’), (both together shall be referred as, the “Parties” and individually a “Party”), dated as of October 1, 2018 as amended (the “Agreement”), and shall be effective from of April, 1st 2022 (the “SOW-II Effective Date”) in accordance with the Agreement.

Article 1 Definitions

1.1	Definitions

All capitalized terms used and not otherwise defined herein will have the meaning set out in the Agreement. The capitalized terms in this Section 1.1 have the following meanings:

“Business Day” is each day that is not a Saturday or a Sunday or a statutory holiday in Canada.

“Covered Person” shall be each Person in respect of whom Customer shall bear all responsibility, including being liable for such Person’s actions and omissions, as applicable to Customer’s performance under this SOW-II and the Agreement. Such Covered Person is not a third party beneficiary under this SOW-II.

“Customer Support Services” means Supplier customer support function, including in person support, telephone support and email to customer support group [***].

“Transaction” means executed transaction which includes p2p transaction, offline transaction and online payment transaction.

“Implementation Services” means the service set out under Section 2.1(a) herein.

“Infrastructure” means any hardware, software, system, and network requirement other than PAI Shield, including any equipment and device as required for testing.

“Karma Score” means the Paytm developed scoring scheme for customers which utilizes a proprietary algorithm for calculation of the trustworthiness of a customer or merchant as pertains to fraud prevention only.

“Models” means Paytm’s proprietary models developed for purposes of preventing fraud. This includes machine learning models which are based on customer data and frameworks provided by the Supplier. It also includes any fraud rules which were implemented as part of the implementation.

“Maquette” means the real-time engine that makes a “proceed or decline” decision for every event based on predefined criteria or a set of data points using an Al model.

“Merchant Data” means any merchant attribute data used by PAI Shield for making a decision on the transaction.

“PAI Shield” means the fraud prevention solution composed of Karma Score, Maquette, Models and PAI Risk.

“PAI Shield Major Release” means a set of new software functionality rolled out to all customers worldwide by Supplier. Major release may not be applicable for all the customer always.

“SOW” shall mean statement of work dated 1st October, 2018 effective from 1st October, 2018 till 31st March, 2022.

“SOW-II” shall mean statement of work effective from 1st April, 2022 till 31st March, 2029

“SOW-II Effective Date” has the meaning set out in the introductory paragraph of this Statement of Work.

“SOW- II Term” has the meaning set out in Section 6.1.

“SOW-II Services” has the meaning set out in Section 2.1 (SOW-II Services).

“User Data” means any data in respect of a user of PayPay services which is used for creating features for an evaluation of transaction by PAI Shield system.

Article 2 SOW-II

Services

2.1	Supplier will provide and the Customer will utilize the following services (collectively the “SOW-II Services”) in accordance with the terms and conditions set out in this SOW-II and the Agreement

(a)	Implementation Services

(i)	Supplier will, subject to subsection (b) herein,

(A)	deploy PAI Shield system.

(B)	integrate with Customer systems for getting data to make an evaluation. These systems are limited to Customer Oauth, payment processing and any cashback fulfilment engine;

(C)	identify features required for preventing the fraudulent transactions and building them;

(D)	work with Customer and provide guidance on appropriate thresholds for different fraud rules; and

(E)	propose product changes based on Supplier’s knowledge base.

(ii)

Any subsequent modification in respect of PAI Shield or other support related service in respect of any element of the products and services provided during Implementation Services shall be a Customer Support Service pursuant to the fee schedule that is separately mentioned in Article 5; provided, however, any modification of errors or defects existing in PAI Shield shall be provided without any additional cost or expense.

(b)	PAI Shield License

(i)

Subject to payment of applicable fees herein under the Article 5, Supplier will grant Customer a non-sublicensable, limited, non-transferable license for the SOW-II Term to PAI Shield and provide the solution in accordance with the service levels set out in Exhibit A to this SOW-II.

(ii)

Supplier may release for all its customers from time to time and as part of this it will, add new Models to PAI Shield and shall provide such Models without payment of any additional fees by Customer based on applicability of such models to customer.

(iii)

In the event a third party contractor is utilized by Customer solely in respect of Customer’s use of the PAI Shield for Customer’s business purpose, Customer may grant such independent contractor a right to access and use PAI Shield, provided however such third party contractor shall (A) be subject to a non- disclosure agreement prohibiting disclosure of any item which is subject to Supplier’s Intellectual Property Rights, (B) be subject to the same use restrictions as set out in Section 4.1 herein, and (C) shall be a Covered Person under this SOW-II.

(c)	Customer Training

(i)	Customer Training shall be provided with respect to Models and use of PAI Shield by Supplier;

(ii)	Training Services included:

(A)	training on what to look for in fraud transactions and general capability of the platform;

(B)	provide reports detailing merchant activity and Customer activity, and train both the Operations team and the Risk team on how to use the reports;

(C)

conducted training sessions with the operations team on the topics of using PAI Shield, detecting customers participating in merchant collusion, detecting customers attempting to create multiple accounts, and detecting other fraudulent activity; and.

(D)	conducted training sessions with the data engineering team teaching how to use Shield, how to build Risk Rules, and how to create real time features for use in risk rules.

(iii)	Customer may request, and Supplier shall provide in a commercially reasonable timeframe, any further training pursuant to the agreed upon rates set out under Article 5.

(d)	Support Services

Supplier will:

(i)

provide any new Model for PAI Shield including disaster recovery system as developed by Supplier worldwide for Customer’s use pursuant to the rights granted herein based on applicability of such models to Customer’s business;

and

(ii)	provide support desk service and respond to all queries for PAI Shield including disaster recovery system in accordance with Table. Support Desk Fees in Section 5.1 (c).

(e)	Services in Accordance with SSR

Upon receiving Standard Service Request (SSR) from Customer, Supplier will provide services in accordance with the SSR, without any additional cost to Customer, on condition that Customer will cooperate with Supplier for Supplier’s provision of services in case where such cooperation by Customer is necessary. Any of Customer’s request of the items categorized as maintenance of PAI Shield and PAI Shield Major Releases will be deemed as SSR.

Services to be provided in accordance with SSR include new PAI Shield features as developed for other customer, and certain Changes, and Incident Management (which is provided in accordance with the Severity Level determined below chart) to maintain operation of servers, including, but not limited to, periodical back-up data for the relevant system, monitoring of system operation, and system maintenance, finding of causes of incident including bugs and its recovery, updating and setting up updated programs to prevent security incidents and vulnerability, system upgrading versions and reinforcement and increase of database and network components to respond to the increase in transaction volume

(f)	Services in Accordance with NSSR

Supplier will provide services in accordance with the NSSR, which is the customized additional service for Customer upon the specific request by Customer and is to be created and provided for Customer. NSSR would include Changes specifically requested by and provided for the Customer to utilize NSSR service.

(g)	Other obligations of Supplier

i.

Supplier shall submit audit log files including access logs necessary for investigating and analyzing signs and occurrences of security breaches such as unauthorized access, to Customer at the request of Customer within a mutually agreeable time frame and to the possible extent of the information available in the system. Audit log files shall contain time, user, activity and IP address.

ii.

Supplier and its licensor acknowledge, that all SOW-II Services and deliverables are provided in a timely and professional manner in accordance with the Agreement and industrial leading standard. Supplier shall not be responsible for any issues that arise from Customer content or third-party content or services provided by third parties.

2.2	Obligations of Customer: The Customer Shall

(a)

provide, and support, at its own cost, all Infrastructure and supporting software, including Customer’s internal IT tools, in respect of the implementation and utilization of the PAI Shield during the SOW-II Term;

(b)	manage, monitor, and keep updated, including in respect of security, the Infrastructure;

(c)	provide Supplier access to Infrastructure as reasonably requested, including in case of any access related to Change deployment or maintenance; and

(d)	be responsible for the accuracy and reliability of the data being processed through PAI Shield for the integration of the correct sources of data are integrated.

(e)	All changes that are required on the customer side for the changes in SSR or NSSR must be serviced by them in a timely manner.

Article 3 Intellectual Property and Ownership

3.1	All Intellectual Property Rights in respect of PAI System Data regarding PAI Shield vests in Supplier other than as agreed upon under Sections 3.2 and 3.3.

3.2	Operational Data and Information obtained though PAI Shield shall vest in Customer.

3.3

All Data including but not limited to Merchant Data and User Data is Customer Property; and Supplier shall (i) have no Intellectual Property Rights in such data, and (ii) only have the right to process such data for the purpose of provision of the Services pursuant to this SOW-II.

Article 4 Operational Requirements

4.1	Customer Restrictions

Customer shall not, and ensure its authorized representatives do not:

(a)	allow any Person other than an authorized third party or its own employees and representatives to utilize or in any way handle PAI Shield;

(b)	reverse engineer, de-compile! Disassemble or otherwise attempt to discover the source code or underlying ideas or algorithms in PAI Shield;

(c)	rent, lease distribute, license, sublicense, sell, resell, assign, transfer, timeshare, offer in a service bureau, or otherwise make PAI Shield available to any third party;

(d)	copy, or make derivative work from, any part of the PAI Shield in any medium,

(e)

access any Models or other materials subject to Paytm Intellectual Property Rights in order to build and provide a commercially available product or service to third parties which competes with PAI Shield;

(f)	copy any features, functions, integrations, interfaces which are part of any Supplier deliverable;

(g)	host PAI Shield in any environment not otherwise agreed upon between the Parties; or

(h)	willfully tamper with the security of any Supplier solution; including attempting to probe, scan or test PAI Shield’s vulnerability or to breach the security or any authentication measure.

4.2	Supplier Disclaimers and Indemnification

(a)

SUPPLIER AND ITS LICENSORS DO NOT STORE OR HANDLE ANY CUSTOMER DATA AND IN ADDITION TO ANY INDEMNIFICATION OBLIGATIONS SET OUT IN THE AGREEMENT CUSTOMER AGREES THAT SUPPLIER SHALL NOT BE HELD RESPONSIBLE IN ANY MANNER OTHER THAN PURSUANT TO SUPPLIER’S OBLIGATIONS TO INDEMNIFY CUSTOMER FOR ANY VIOLATION BY CUSTOMER OR ITS PRIVACY OR DATA SECURITY OBLIGATIONS IN RESPECT OF FINANCIAL TRANSACTIONS CONDUCTED OVER CUSTOMER’S PAYMENT SYSTEMS.

(b)

SUPPLIER AND ITS LICENSORS WARRANT THAT, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN THE AGREEMENT OR ELSEWHERE IN THIS SOW-II, ALL SOW-II SERVICES AND DELIVERABLES ARE PROVIDED SOLELY IN ACCORDANCE WITH THIS SOW-II AND THE AGREEMENT AND WITHOUT ANY GUARANTY OF RELIABILITY AND ACCURACY, THAT SUPPLIER AND ITS LICENSORS HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE UNDER THIS SOW-II, INCLUDING ANY PART OF A SERVICE WHICH MAY BE PROVIDED IN PART BY A THIRD PARTY, AND SUPPLIER SPECIFICALLY DISCLAIMS ALL IMPLIED CONDITIONS AND WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE.

(c)	NOTHING IN THIS SOW-II SHALL BE CONSTRUED TO RELEAVE THE OBLIGATION OF SUPPLIER AND CUSTOMER UNDER ARTICLE 9.2 OF THE AGREEMENT.

Article 5 –

Fees

5.1	Fees

Customer shall pay all fees as applicable herein in respect of the Services in accordance with Article 4 of the Agreement:

(a)	PAI Shield License

(i)

The license fee for the purpose of this SOW-II shall be applicable from 1st April, 2022 and it will be determined at the beginning of the fiscal year. The same shall be charged to PayPay on quarterly basis. For example: First quarter of a respective year shall begin from 1st April, and end on 30th June, Paytm shall raise an invoice for 25% of the annual fees for the fiscal year as determined under Annexure-A of this SOW-II and PayPay shall process the same within thirty (30) from receipt of such invoice, subsequently the same procedure shall be followed for remaining quarters.

(ii)

The license fee during the Term of this SOW-II shall be as per Annexure A attached herein, subject to quarterly billing cycle in a fiscal year. It is agreed and acknowledged by the Parties, that there shall be a minimum license fee of US $8,800,000 in a year which shall be applicable even if the Transaction volume goes below 7 billion in a year. For example, if Transactions for a respective period is 5 billion, the minimum license fee of US $8,800,000 shall be applicable.

(iii)

In the event the number of Transactions volume exceeds 35 billion within the term of Agreement, the Parties shall have right to renegotiate the annual license fee for the respective term period where the volume has exceeded and the remaining Term of this SOW-II.

(iv)

The Parties agree and acknowledge the term of license for SOW-II shall be effective from 01st April, 2022 as specified under Annexure – A herein. Further, it is agreed by the Parties that the SOW effective from 1st October 2018 shall remain valid till 31st March, 2022 and the commercial understanding captured in Clause 5.1 (b) (iii) as added vide Amendment No. 1 to SOW shall be payable by the Customer.

(b)	Support Services

Supplier shall:

(i)

offer to integrate based on applicability to Customer’s environment any new Model for PAI Shield as developed by Supplier worldwide for Customer’s use pursuant to the rights granted in Article 2 herein for no additional fee under subsection (b) above;

(ii)

provide support desk service in accordance to Table below in which the response time shall be designated solely by Customer and Supplier shall provide the support desk services accordingly; unless specifically requested by Customer, Supplier shall provide support desk services of 3 business days:

Table. Support Desk Fees

Response time	Supplier Resource Type	Monthly rate per Supplier Resource	Resource Count
3 business days	No fee
1.5 business days	Al Engineer	$25,000	1
4 hours	Al Engineer	$25,000	3

(iii)

provide Incident Management in accordance with the table for Severity Level for Incident Management below, Special Incident Management regardless of Severity Level for Incident Management is provided in agreement with the support desk fees mentioned above; provided, however, Incident Management does not include any necessary modification of errors or defects existing in PAI Shield.

Severity Level for Incident Management

Severity Level	Description and Issues	Response Time	Monitoring Time
4

Description. This Problem Severity Level is associated with: (a) general questions pertaining to a Service; or, (b) problems which are not included in Problem Severity Levels 1, 2, or 3.

e.g. General assistance on common issues: including, typically, Questions on how to use Maquette in a new way or assistance creating features

		2 business days	9 a.m. and 7 p.m. EST on each business day

3

Description. This Problem Severity Level is associated with: (a) minor and/or limited interruption of Authorized User’s use of a non-critical function (as determined by the Authorized User) of Product; or, (b) problems which are not included in Problem Severity Levels 1 or 2.

e.g. Non-critical features which are not running or non-critical rules which are not responding.

		1 day	9 a.m. and 7 p.m. EST on each business day

2

Description. This Problem Severity Level is associated with significant and/or ongoing interruption of a critical function of a Service and for which no acceptable work-around is available, including but not limited to case in which.

e.g. Maquette has a substantially high amount of. timeouts as compared to normal (>20%), or non-critical features are not running or non- critical rules are not responding.

		8 hour	24 hrs each day, 365 days each year

1

Description. This Problem Severity Level applies when a Service, as a whole, is non-functional and/or is not accessible, including but not limited to cases which.

e.g. Maquette is not responding or timing out at a very high (>90%) while the service is running

		30 minutes.	24 hrs each day, 365 days each year

(iv)	provide SSR Changes free of additional cost; and

(v)	provide NSSR Changes for the applicable fees as quoted in each instance. The rate of $500/hr per Supplier resource will be applicable upon Customer’s prior consent.

5.2	Customer shall, in addition to fees payable herein, pay Supplier:

(a)	all travel, lodging and food related expenses in respect of service to the extent reasonably necessary, which shall be evidenced by the documentation provided by third parties; and

(b)	for any other Supplier resource which is agreed by Customer prior to the use of the resource.

Article 6 Term and termination

6.1	SOW-II Term and Renewal

This Statement of Work- II shall be begin on April 1st, 2022 and continue until March 31, 2029 (the “SOW-II Term”), and renew automatically annually for one (1) year term (each a “SOW-II Renewal Term”) unless terminated earlier in accordance with the Agreement. It is clarified that the previous SOW effective from 1st October 2018 shall remain effective till 31st March 2022.

(a)

Either Party may terminate this SOW-II in accordance with Article 8 of the Agreement and in the event, Customer terminates this SOW-II for convenience, Customer shall pay the outstanding fees payable under the SOW-II by the then current term (i.e., either the initial SOW term or SOW renewal term) as applicable. It is hereby clarified that this SOW-II shall have a minimum commitment period of three (3) years (“Minimum Commitment Period”) and shall not be terminated earlier for convenience by Either Party. However, if in the 3rd year of Minimum Commitment Period, the SOW-II is required to be terminated due to specific regulation change which Supplier is not able to fulfill as per the scope of this SOW- II, or due to the specific directions of competent government authorities, both Customer and Supplier shall make reasonable efforts to discuss and find an alternative solution prior to termination. If because of aforesaid reasons Customer decides to terminate this SOW-II in the year three, by providing 180 days prior notice. Then, the Customer shall pay the license fees to Supplier for the remaining term until the termination date.

(b)

In case of Supplier’s request for termination pursuant to Article 8 of the Agreement and Clause 6.1 (a) herein, Supplier shall provide necessary services for Customer to continue business operation at the then current level for two years after the termination notice at the applicable fees and rates set out in this SOW-II (Transition Out Services).

Article 7 Key Personnel

7.1	Any personnel who is a Key Personnel under this Article 7 may be replaced by the employing Party and a notification will be promptly provided to the other Party.

Key Personnel	Name of Individual	Contact Information
Solution Architect PAI Shield	[***]	[***]
Senior Manager, Safety Management Office	[***]	[***]

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS STATEMENT OF WORK-IAS OF THE DATE SET OUT BELOW.

PAYTM LABS INC.

SIGNATURE:	/s/ Harinder Takhar
NAME:	Harinder Takhar
TITLE:	CEO, Director, Paytm Labs Inc.
DATE

PAYPAY CORPORATION

SIGNATURE:	/s/ Ichiro Nakayama
NAME:	Ichiro Nakayama
TITLE:	President and Representative Director
DATE	February 22nd, 2022

Annexure A

1.	Below license fee as specified under Sub-Claus 5.1 (a) shall be applicable from April 1st, 2022 onwards as per following rates agreed between the Parties:

Number of Transactions (in Billions)	Unit price Per Transaction ($ USD)	Yearly Transaction fee (USD Mn)	License fee	Annual total platform fee (USD Mn)
3	x	x	x	$8,800,000
5	x	x	x	$8,800,000
7	$0.00090	$6,300,000	$2,500,000	$8,800,000
10	$0.00063	$6,300,000	$2,500,000	$8,800,000
15	$0.00050	$7,500,000	$2,500,000	$10,000,000
20	$0.00038	$7,500,000	$2,500,000	$10,000,000
25	$0.00030	$7,500,000	$2,500,000	$10,000,000
30	$0.00025	$7,500,000	$2,500,000	$10,000,000
35	$0.00021	$7,500,000	$2,500,000	$10,000,000

EXHIBIT A

SERVICE LEVELS

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